EXHIBIT A

JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: February 12, 2003		AUSTIN VENTURES VII, L.P.

	By:	AV Partners VII, L.P., its general partner

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

AUSTIN VENTURES VIII, L.P.

	By:	AV Partners VIII, L.P., its general partner

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

AV PARTNERS VII, L.P.

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

AV PARTNERS VIII, L.P.

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

/s/ Joseph C. Aragona Joseph C. Aragona

/s/ Kenneth P. DeAngelis Kenneth P. DeAngelis

/s/ Edward E. Olkkola Edward E. Olkkola

/s/ John D. Thornton John D. Thornton

/s/ Blaine F. Wesner Blaine F. Wesner

/s/ Christopher A. Pacitti Christopher A. Pacitti

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